UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): June 14, 2021

AGEAGLE AERIAL SYSTEMS INC.

(Exact name of registrant as specified in charter)

Nevada	001-36492	88-0422242
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8833 E. 34th Street North

Wichita, Kansas 67226
(Address Of Principal Executive Offices) (Zip Code)

620-325-6363
(Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UAVS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in a Current Report on Form 8-K filed on May 26, 2021, Mr. Brandon Torres Declet, the former Chief Operating Officer of AgEagle Aerial Systems Inc. (the “Company”), was appointed to serve as its Chief Executive Officer in May 2021. On June 11, 2021, the Board of Directors of the Company, upon recommendation of the Compensation Committee, approved an increase in Mr. Torres Declet’s annual base salary from $225,000 to $235,000, effective as of May 24, 2021, to be commensurate with his new position as Chief Executive Officer.

On June 14, 2021, the Company’s Board, upon recommendation of the Compensation Committee, also approved the adoption of its 2021 Executive Bonus Plan pursuant to which, if all performance milestones related to the Company’s operational, financial and strategic targets are met, the following bonuses shall be paid:

(i) Mr. Torres Declet, as the Company’s Chief Executive Officer, can receive up to a maximum of an additional $47,000 (i.e., 20% of the annual base salary) in cash bonus and 300,000 Restricted Stock Units (RSUs);

(ii) Ms. Nicole Fernandez-McGovern, the Company’s Chief Financial Officer, can receive up to a maximum of an additional $44,000 (i.e., 20% of the annual base salary) in cash bonus and 275,000 RSUs; and

(iii) the Company’s Chief Operating Officer, at such time as the position has been filled, can receive up to a maximum of an additional $45,000 (i.e., 20% of the annual base salary) in cash bonus and 285,000 RSUs.

On June 14, 2021, the Company’s Board also approved the promotion of Mr. Jesse Stepler, SVP of Product and Strategy of Measure Global, Inc., the Company’s wholly-owned subsidiary (“Measure”) to become President of Measure, effective June 17, 2021.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 16, 2021, the Company held its 2021 annual meeting of stockholders (the “Annual Meeting”) to vote on the following matters:

1. Election of Directors

All of the following five nominees were elected to the Company’s Board of Directors, in accordance with the voting results listed below, to serve for a term of one year, until the next Annual Meeting and until their successors have been duly elected and have qualified.

Nominee	For	Withheld
Barrett Mooney	11,583,118	3,202,810
Grant Begley (1)(2)(3)	13,127,492	1,658,436
Luisa Ingargiola (1)(2)(3)	12,204,167	2,581,761
Thomas Gardner (1)(2)(3)	12,514,705	2,271,223
Brandon Torres Declet	11,646,228	3,139,700

(1)       Member of the audit committee.

(2)       Member of the compensation committee.

(3)       Member of the nominating and corporate governance committee.

2. Advisory Vote on Compensation of Named Executive Officers

Shareholders have approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including, the compensation tables and accompanying narrative discussion set forth in the Proxy Statement, in accordance with the voting results listed below:

For	Against	Abstain	Broker Non-Vote
12,492,725	747,074	1,546,129	19,169,342

3. Increase the number of shares of Common Stock authorized for issuance under the Company’s 2017 Omnibus Stock Incentive Plan to 10,000,000.

Shareholders approved the increase in the authorized shares under the Company’s 2017 Omnibus Stock Incentive Plan, in accordance with the voting results listed below.

For	Against	Abstain	Broker Non-Votes
10,165,471	3,136,663	1,483,794	19,169,342

4. Ratification of the Company’s Independent Auditors

Shareholders ratified the appointment of WithumSmith+Brown, PC, as the independent auditors of the Company for the fiscal year ended December 31, 2020, in accordance with the voting results listed below.

For	Against	Abstain	Broker Non-Vote
31,481,832	418,169	2,055,269	0

Item 7.01 Regulation FD Disclosure.

On June 17, 2021, the Company issued a press release entitled “AgEagle™ Aerial Systems Announces Jesse Stepler as President of Measure and New Hires for Key Management Roles” and a copy is attached hereto as Exhibit 99.1

The foregoing information, including the press release attached hereto as Exhibit 99.1 is being furnished pursuant to Item 7.01 of this Current Report and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

EXHIBIT NO.	DESCRIPTION
99.1	Press Release dated June 17, 2021
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGEAGLE AERIAL SYSTEMS, INC.

By:	/s/ Nicole Fernandez-McGovern
Name:	Nicole Fernandez-McGovern
Title:	Chief Financial Officer

Dated: June 21, 2021

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